UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2023

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

335 Madison Avenue, 4th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On September 15, 2023, Rubicon Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with MBI Holdings LP (the “Buyer”). Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to the Buyer a warrant (the “Warrant”) to purchase a number of shares (the “Warrant Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), equal to $1.8 million divided by the Purchase Price (as defined in the Warrant), purchasable by the Buyer over the period set forth in the Warrant. As consideration for the issuance and sale to the Buyer of the Warrant, contemporaneously with the execution and delivery of the Securities Purchase Agreement, the Buyer agreed to enter into that certain Irrevocable Standby Letter of Credit (the “Letter of Credit”) with Buyer, as account party, and Midcap Funding IV Trust, as beneficiary (“Midcap”), in an amount equal to $15 million, which (i) provides support for the Company’s Borrowing Base (under and as defined in the ABL Credit Agreement (referred to below)) and (ii) may only be drawn on by Midcap upon the occurrence and continuance of an Event of Default (as defined in the ABL Credit Agreement). In addition, as a further inducement for the Buyer to enter into the Securities Purchase Agreement, and contemporaneously with the execution and delivery of the same, the Company agreed to further amend the Convertible Debentures, dated as of December 16, 2022 (amended by Amendment No. 1, dated as of June 2, 2023, and as may be further amended, amended and restated, and modified from time to time, the “Convertible Debentures”), by and between the Company and DGR Holdings LP, Pequeno Holdings LP, and Bolis Holdings LP (the “Buyer Affiliates”).

The Securities Purchase Agreement further stipulates that in addition to the terms in the Letter of Credit, (i) in the event that the Letter of Credit is utilized, the Company will issue to the Buyer shares of Class A Common Stock (which shares will be priced based on the average Daily VWAP (as defined in the Warrant) for the five Trading Days (as defined in the Warrant) preceding the date the Letter of Credit is used) in an amount equal to the amount drawn on the Letter of Credit, (ii) the Letter of Credit may be further refinanced, and in the event the Letter of Credit is outstanding beyond one year from the date of issuance, the Company and Buyer shall consider further extension subject to additional consideration, and (iii) the Company and Buyer agreed to cancel the Letter of Credit to the extent it is no longer needed under the ABL Credit Agreement. In addition, the Company granted to the Buyer registration rights whereby it shall register for resale all of the common stock underlying the Warrant, as set forth on Exhibit D to the Securities Purchase Agreement.. The Securities Purchase Agreement contains customary representations, warranties, and covenants for the sale and purchase of the Warrant Shares.

The Buyer and the Buyer Affiliates are affiliates of Andres Chico, the Chairman of the Board of Directors of the Company (the “Board”). In compliance with the Company’s Related Person Transaction Policy, the entry into the Securities Purchase Agreement and the transactions contemplated thereby, including the Warrant and the Convertible Debenture Amendments, were reviewed and approved by the Audit Committee of the Board and were additionally reviewed and approved by the Board, other than Mr. Chico.

The above description of the terms and conditions of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the same, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Common Stock Warrant

On September 15, 2023, the Company issued the Warrant to the Buyer, certifying that the Buyer or its assigns were entitled to subscribe for and purchase from the Company up to 3,984,946 Warrant Shares, in whole or in part and from time to time, until September 15, 2026. Pursuant to the Securities Purchase Agreement, the number of Warrant Shares was calculated based on $1.8 million divided by a purchase price equal to the average Daily VWAP (as defined in the Warrant) for the five VWAP Trading Days (as defined in the Warrant) immediately preceding the issue date of the Warrant. The exercise price per Warrant Share is $0.01, subject to adjustment (the “Warrant Exercise Price”), or if at least six months have passed from issuance and there is no effective registration statement registering the Warrant Shares, then through a cashless exercise entitling the holder to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) represents the average closing price per share of Class A Common Stock of the Company for the five days prior to the notice of exercise,

(B) represents the Warrant Exercise Price, and (X) represents the number of Warrant Shares that would be issuable under the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

The above description of the terms and conditions of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the same, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated by reference herein.

Amendments to Convertible Debentures

On September 15, 2023, the Company entered into Amendment No. 2 to Convertible Debenture with each of the Buyer Affiliates, which amended and restated the conversion price of the Convertible Debentures. Pursuant to each Amendment No. 2 to Convertible Debenture, the Convertible Debentures are convertible into shares of Class A Common Stock at a conversion price equal to $1.25 per share of Class A Common Stock, subject to adjustment. The Convertible Debentures mature on December 1, 2026 and are fully repayable in cash upon maturity. The aggregate principal amount underlying the Convertible Debentures as of September 15, 2023 is approximately $7.9 million, which if converted in full at a conversion price equal to $1.25 would result in the issuance of 6,346,666 shares of Class A Common Stock.

The above description of the terms and conditions of the Convertible Debenture Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the same, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Amendments to Loan Agreements

On September 17, 2023, the Company, as guarantor, entered into (1) a Limited Waiver and Amendment No. 1 to Credit, Security and Guaranty Agreement (the “Term Loan Agreement Amendment”), originally dated June 7, 2023, with certain direct or indirect subsidiaries of the Company, as borrowers, the lenders party thereto and Acquiom Agency Services LLC, as agent, (2) a Limited Waiver and Amendment No. 1 to the Credit, Security and Guaranty Agreement (the “ABL Credit Agreement Amendment”), originally dated June 7, 2023 (the “ABL Credit Agreement”), with certain direct or indirect subsidiaries of the Company, as borrowers, the lenders party thereto and Midcap, as agent, and (3) a Limited Waiver and Fifth Amendment to Loan and Security Agreement (the “Subordinate Term Loan Agreement Amendment” and, together with the Term Loan Agreement Amendment and the ABL Credit Agreement Amendment, the “Loan Agreement Amendments”), originally dated December 22, 2021 and subsequently amended, with certain direct or indirect subsidiaries of the Company, as borrowers, the lenders party thereto and Mizzen Capital, LP, as agent. The Company entered into the Loan Agreement Amendments in order to effect conditional limited waivers as set forth and described therein and amend certain provisions of the original credit agreements to permit certain cash collateral held by Rubicon Global, LLC, a subsidiary of the Company, in a Credit Card Cash Collateral Account (as defined, and as further described, in the Loan Agreement Amendments). In addition, the ABL Credit Agreement Amendment amended the ABL Credit Agreement to add the amount of the Letter of Credit into the calculation of the Borrowing Base (as defined in the ABL Credit Agreement) to increase the Company’s liquidity and provide for Midcap’s ability to draw on the Letter of Credit upon the occurrence and continuance of an Event of Default (as defined in the ABL Credit Agreement).

The foregoing descriptions of the Loan Agreement Amendments are qualified in their entirety by reference to the full text of the same, which are attached to this Current Report on Form 8-K as Exhibits 10.3, 10.4 and 10.5 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Warrant and the Convertible Debentures (as amended) is incorporated herein by reference into this Item 3.02.

The Company issued the Warrant and further amended the Convertible Debentures in reliance upon the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or Rule 506(b) of Regulation D and/or Regulation S promulgated under the Securities Act. No selling commissions or fees were paid in connection therewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits No.	Description
4.1	Common Stock Purchase Warrant, dated September 15, 2023, issued by Rubicon Technologies, Inc. to MBI Holdings LP or their assigns
10.1	Securities Purchase Agreement, dated September 15, 2023, by and between Rubicon Technologies, Inc. and MBI Holdings LP
10.2	Form of Amendment to Convertible Debenture
10.3	Limited Waiver and Amendment No. 1 to Credit, Security and Guaranty Agreement, dated September 17, 2023, by and among the Company, as guarantor, Acquiom Agency Services LLC, as agent, and the borrowers and the lenders party thereto.
10.4	Limited Waiver and Amendment No. 1 to the Credit, Security and Guaranty Agreement, dated September 17, 2023, by and among the Company, as guarantor, Midcap Funding IV Trust, as agent, and the borrowers and the lenders party thereto.
10.5	Limited Waiver and Fifth Amendment to Loan and Security Agreement, dated September 17, 2023, by and among the Company, as guarantor, Mizzen Capital, LP, as agent, and the borrowers and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Kevin Schubert
	Name:	Kevin Schubert
	Title:	Chief Financial Officer, President and Secretary

Date: September 21, 2023

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